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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 1998, relating to the financial statements of Community Bancorp, Inc. as of and for each of the two years in the period ended December 31, 1997, which appears in the 1998 annual report on Form 10-K of Community First Bankshares, Inc.


                                       /s/ BAIRD, KURTZ & DOBSON

Denver, Colorado
March 22, 1999